AMENDMENT TO MANAGEMENT AGREEMENT

TO:

Trinity Fiduciary Partners LLC

106 Decker Court, Suite 225

Irving, Texas 75062

Dear Sirs:

Epiphany Funds (the “Trust”) herewith amends Exhibit 1 to our agreement with you to add the Epiphany FFV Ecologic Fund, as set forth in the amended Exhibit 1.

Yours very truly,

Epiphany Funds

Dated: as of August 24, 2012

By:

Print Name: Samuel Saladino

Title:

President

ACCEPTANCE:

The foregoing Agreement is hereby accepted.

Trinity Fiduciary Partners LLC

Dated: as of August 24, 2012

By:

Print Name: Nancy Benson

Title:

President

Amended Exhibit 1

Dated:  August 24, 2012

Fund

Percentage of Average Daily Net Assets

Epiphany FFV Strategic Income Fund

0.50%

Epiphany FFV Fund

0.75%

Epiphany FFV Latin America Fund

1.00%

Dana Large Cap Core Fund

0.75%

Epiphany FFV Global Ecologic Fund

0.80%